BYLAWS OF
      BOFAT INVESTMENTS, INC.

A Delaware Corporation

ARTICLE I
OFFICES; PURPOSE

      Section 1.01.  Registered Office. The registered office of Bofat
Investments, Inc. (the
"Corporation") in the State of Delaware shall be located at 2035 Sunset Lake
Road, Suite B-2,
Newark, New Castle County, Delaware 19702. The name of the Corporation's registered agent at such
address shall be LegalInc Corporate Services, Inc. The registered office and/or registered agent of the
Corporation may be changed from time to time by action of the Board of
Directors of the Corporation.

      Section 1.02.  Other Offices. The principal office of the Corporation shall be located at 6740
Greenbriar Curve, Shakopee, MN 55379. The Corporation may also have an office or offices at such
other places, both within and without the State of Delaware, as the Board of
Directors may from time
to time determine or the business of the Corporation may require.

      Section 1.03.  Purposes of the Corporation.  The primary purpose of the
Corporation is to engage
in any lawful act or activity for which the corporation may be organized under the General Corporation
Law of the State of Delaware, as the same may be amended and supplemented from time to time (the
"DGCL").

                                         ARTICLE II
MEETINGS OF STOCKHOLDERS
      Section 2.01. Place and Time of Meetings. All meetings of stockholders shall be held at such
date and time as designated in the notice of such meeting by the Board of
Directors of the Corporation.
The Board of Directors may designate any place, either within or without the
State of Delaware, and/or
by means of remote communication (as provided under the General Corporation
Law of the State of
Delaware, as the same may be amended and supplemented (the "DGCL"), as the place of meeting for
any annual meeting or for any special meeting called by the Board of
Directors. If no designation is
made, or if a special meeting is otherwise called, the place of meeting shall be the principal executive
office of the Corporation as designated in the Certificate of Incorporation.

      Section 2.02. Annual Meeting. The annual meeting of the stockholders shall be held each year
for the purpose of electing directors and conducting such other proper business as may come before the
meeting. Unless members of the Board of Directors (each, a "Director") are elected by written consent
in lieu of an annual meeting as permitted under the DGCL, an annual meeting of stockholders shall be
held for the election of Directors. No annual meeting need be held if not required by the Corporation's
Certificate of Incorporation, as the same may be amended from time to time
(the "Certificate of
Incorporation"). If no annual meeting is held in accordance with the foregoing provisions, or action by
written consent to elect directors in lieu of an annual meeting has not been taken, the Board of
Directors shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is
held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual
meeting, and any action taken at that special meeting shall have the same effect as if it had been taken
at the annual meeting. In this case, all references herein to the "annual meeting of stockholders" shall
be deemed to refer to such special meeting.

      Section 2.03. Special Meetings. Special meetings of stockholders may be called at any time, by
the Board of Directors, for any purpose or purposes (including, without limitation, the filling of board
vacancies and newly created directorships), and may be held at such time and place, within or without
the State of Delaware, and/or by means of remote communication, as shall be stated in a notice of
meeting or in a duly executed waiver of notice thereof. Special meetings of stockholders, for any
purpose or purposes, may be called by stockholders representing a majority of the voting power of all
of the then outstanding shares of stock entitled to vote generally in the election of directors (the
"Voting Stock). Business transacted at any special meeting of stockholders shall be limited to matters
relating to the purpose or purposes stated in the notice of meeting.

      Section 2.04. Notice. Whenever stockholders are required or permitted to take action at a
meeting, written or printed notice stating the place, if any, date, time, the means of remote
communications, if any, by which stockholders and proxy holders may be deemed to be present in
person and vote at such meeting, and, in the case of special meetings, the purpose(s), of such meeting,
shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than
sixty (60) days before the date of the meeting. The notices of all meetings shall state the place, date and
hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for
which the meeting is called. All such notices shall be delivered, either personally, by mail, or by a form
of electronic transmission (if consented to by the stockholder), by or at the direction of the Board of
Directors, the President or the Secretary, and if mailed, such notice shall be deemed to be delivered
when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its
address as the same appears on the records of the Corporation.

      Any stockholder may waive notice of any meeting, whether special or annual, either before, at
or after the meeting. Such a waiver shall be in writing, signed by the person entitled to notice, or
waived by electronic transmission by the person entitled to notice.
Attendance of a person at a meeting
shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the
express purpose of objecting at the beginning of the meeting to the transaction of any business because
the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose
of, any regular or special meeting of the stockholders need be specified in any written waiver or notice,
or any waiver by electronic transmission.

      Section 2.05. Quorum. Except as otherwise provided in the Certificate of Incorporation or by
the DGCL, the presence of stockholders holding a majority of the shares of the capital stock of the
Corporation issued and outstanding and entitled to vote, either in person or represented by proxy, shall
constitute a quorum for transaction of business at the meeting. The holders of a majority of the shares
represented, whether or not constituting a quorum, and who would be entitled to vote at a meeting if a
quorum were present, may adjourn such meeting from time to time. Once a share is represented for any
purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and
for any adjournment of the meeting unless a new record date is or must be set for that adjourned
meeting.

      Section 2.06. Adjourned Meetings. When a meeting is adjourned to another time and place,
notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of
remote communications, if any, by which stockholders and proxy holders may be deemed to be present
in person and vote at such adjourned meeting thereof are announced at the meeting, at which the
adjournment is taken. At the adjourned meeting the Corporation may transact any business which might
have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a
notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the
meeting. If after the adjournment a new record date for the stockholders entitled to vote is fixed for the
adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned
meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date
fixed for notice of such adjourned meeting.

      Section 2.07. Vote Required. Each stockholder shall have one vote for each share of capital
stock entitled to vote held of record by such stockholder, and a proportionate vote for each fractional
share so hold, unless otherwise provided in the Certificate of Incorporation.
When a quorum is present
at any meeting, the affirmative vote of the majority of shares present in person or represented by proxy
at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the
question (including but not limited to the election of Directors) is one upon which by express
provisions of an applicable law or of the Certificate of Incorporation or these Bylaws a different vote is
required, in which case such express provision shall govern and control the decision of such question.

      Where a separate vote by class or series, or classes or series, is required, the affirmative vote of
the majority of outstanding shares of such class or series, or classes or series, present in person or
represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to
that vote on that matter and, in all matters other than the election of
Directors, the affirmative vote of
the majority of shares of such class or series, or classes or series, present in person or represented by
proxy at the meeting shall be the act of such class or series, or classes or series, unless the question is
one upon which by express provisions of an applicable law or of the
Certificate of Incorporation a
different vote is required, in which case such express provision shall govern and control the decision of
such question. Directors shall be elected by a plurality of the votes of the shares present in person or
represented by proxy at the meeting and entitled to vote on the election of
Directors.

      Section 2.08. Proxies. Each stockholder of record entitled to vote at a meeting of stockholders
or to express consent or dissent to corporation action in writing without a meeting, may vote or express
such consent or dissent in person or may authorize another person or persons to vote or act for such
stockholder by written proxy executed by the stockholder or his authorized agent and delivered to the
Secretary or other officer of the Corporation authorized to tabulate votes.
No such proxy shall be voted
or acted upon after three (3) years from its date of execution unless the proxy expressly provides for a
longer period.

      The death or incapacity of the stockholder appointing a proxy does not affect the right of the
Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the
Secretary or other officer or agent of the Corporation authorized to tabulate votes before the proxy
exercises his or her authority under the appointment. An appointment of a proxy is revocable by the
stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment
is coupled with an interest sufficient in law to support an irrevocable power.

      Section 2.09. Action by Written Consent. Any action required or permitted to be taken at any
annual or special meeting of stockholders of the Corporation may be taken without a meeting, without
prior notice and without a vote, if a consent in writing or electronic transmission, setting forth the
action so taken and bearing the dates of signature of the stockholders who gave the consent or consents,
is signed by the holders of outstanding stock having not less than the minimum number of votes that
would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on
such action were present and voted,  and delivered to the Corporation by delivery to its registered office
in the State of Delaware, or the Corporation's principal executive office, or an officer or agent of the
Corporation having custody of the book or books in which proceedings of meetings of the stockholders
are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or
registered mail, return receipt requested. No written or electronic consent shall be effective to take the
corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered
to the Corporation as required by this Section 2.09, consents given by the holders of a sufficient
number of shares to take such corporate action are so recorded. Prompt notice of the taking of the
corporate action without a meeting by less than unanimous written or electronic consent shall be given
to those stockholders who have not consented. Any action taken pursuant to such written or electronic
consent of the stockholders shall have the same force and effect as if taken by the stockholders at a
meeting thereof. Any copy, facsimile or other reliable reproduction of a consent in writing may be
substituted in lieu of the original writing for any and all purposes for which the original writing could
be used; provided, however, that such copy, facsimile or other reproduction shall be a complete
reproduction of the entire original writing.

           Section 2.10. Record Date. The officer who has charge of the stock ledger of the Corporation
shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of
the stockholders entitled to vote at that meeting; provided, however, that if the record date for
determining the stockholders entitled to vote is less than ten (10) days before the meeting, the list shall
reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in
alphabetical order, and showing the address of each stockholder and the number of shares registered in
his or her name; provided, however, if the record date for determining the stockholders entitled to vote
is less than ten (10) days before the meeting date. Such list shall be open to the examination of any
stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at
least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held. The
list shall also be produced and kept at the time and place of the meeting during the entire time of the
meeting, and may be inspected by any stockholder who is present.

      ARTICLE III

      DIRECTORS

      Section 3.01. General Powers. The business and affairs of the
Corporation shall be managed by
or under the direction of the Board of Directors, who may exercise all of the powers of the corporation
except as otherwise provided by law or the Certificate of Incorporation.

      Section 3.02. Number and Term of Office. The number of Directors who shall constitute the
entire Board of Directors shall be determined by resolution of the stockholders, but shall in no event be
less than one (1). The number of directors may be decreased at any time and from time to time either
by the stockholders or by a majority of the Directors then in office, but only to eliminate vacancies
existing by reason of the death, resignation, removal or expiration of the term of one or more Directors.
The Directors shall be elected at the annual meeting of stockholders or by such stockholders as have
the right to vote on such election. Directors need not be stockholders of the corporation. In the event of
a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law,
may exercise the powers of the full Board until the vacancy is filled. The number of Directors may be
increased at any time and from time to time by the stockholders or by a majority of the Directors then
in office. Each Director shall hold office until the next annual meeting of stockholders and until his
successor is elected and qualified, or until his or her earlier death, resignation or removal.

      Section 3.03. Procedure for Election of Directors; Required Vote.
Election of Directors at all
meetings of the stockholders at which Directors are to be elected shall be by ballot. If authorized by the
Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by
electronic transmission, provided that any such electronic transmission must either set forth or be
submitted with information from which it can be determined that the electronic transmission was
authorized by the stockholder or proxy holder. A plurality of the votes cast at any meeting for the
election of Directors at which a quorum is present shall elect Directors.
Except as otherwise provided
by the DGCL, the Certificate of Incorporation or these Bylaws, in all matters other than the election of
Directors, the affirmative vote of a majority of the shares present in person or represented by proxy at
the meeting and entitled to vote on the matter shall be the act of the stockholders.

      Stockholders may act by written consent to elect Directors; provided, however, that if such
consent is less than unanimous, such action by written consent may be in lieu of holding an annual
meeting only if all of the directorships to which directors could be elected at an annual meeting held at
the effective time of such action are vacant and are filled by such action.
Any other proper business
may be transacted at the annual meeting of shareholders.

      A bylaw amendment adopted by stockholder which specifies the votes that shall be necessary
for the election of Directors shall not be further amended or repealed by the
Board of Directors.

      Section 3.04. Duties. A director shall discharge his or her duties as a director, including his or
her duties as a member of a committee: (a) in good faith; (b) with the care an ordinarily prudent person
in a like position would exercise under similar circumstances; and (c) in a manner he or she reasonably
believes to be in the best interests of the Corporation.

      Section 3.05. Removal and Resignation. Any Director may resign by delivering his or her
notice of resignation in writing or by electronic transmission to the
Corporation at its principal office.
Such resignation shall be effective upon receipt unless the resignation is specified to be effective at
some other time or upon the happening of some other event. Any Director, or the entire Board of
Directors, may be removed, with or without cause, by the holders of a majority of the shares then
entitled to vote at an election of Directors, except that the Directors elected by the holders of a
particular class or series of stock may be removed without cause only by vote of the holders of a
majority of the outstanding shares of such class or series, and except as otherwise as provided in the
DGCL.

      Section 3.06. Vacancies. Unless and until filled by the stockholders, any vacancy in the Board
of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may
be filled by vote of a majority of the Directors then in office, although less than a quorum, or by a sole
remaining Director. A Director elected to fill a vacancy shall be elected for the unexpired term of his or
her predecessor in office, and a Director chosen to fill a position resulting from an increase in the
number of directors shall hold office until the next annual meeting of stockholders and until his
successor is elected and qualified, or until his or her earlier death, resignation or removal.

      Section 3.07. Time, Notice, and Call of Meetings. The Board of
Directors may, at any time and
from time to time, provide by resolution the time and place, either within or without the State of
Delaware, for the holding of regular meetings of the Board of Directors.
Regular meetings of the Board
of Directors may be held without notice at such time and place, either within or without the State of
Delaware, as the Board of Directors may fix; provided that any Director who is absent when such a
determination is made shall be given notice of the determination. A regular meeting of the Board of
Directors may be held without notice immediately after, and at the same place, as the annual meeting
of stockholders.

      Special meetings of the Board of Directors may be held at any time and place, within or without
the State of Delaware, designated in a call by the Chairman of the Board,
President, two or more
Directors, or by one Director in the event there is only a single Director in office. Notice of any special
meeting of Directors shall be given at least twenty-four (24) hours in advance, by telephone, email or
in writing, stating the date, time, and place of the meeting. A notice or waiver of notice of a meeting of
the Board of Directors need not describe the purpose of the special meeting.

      A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of
the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given
to the directors who were not present at the time of the adjournment and, unless the time and place of
the adjourned meeting are announced at the time of the adjournment, to the other directors.

      Section 3.08. Quorum and Adjournment. A majority of the total number of the entire Board of
Directors then in office shall constitute a quorum at all meetings of the
Board of Directors for purposes
of conducting business. In the event that one or more of the Directors shall be disqualified to vote at
any meeting, then the required quorum shall be reduced by one for each such
Director so disqualified;
provided, however, that in no case shall less than one third (1/3) of the number so fixed constitute a
quorum. The majority vote of directors present at a meeting at which a quorum is present shall be the
act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors,
the directors present thereat may adjourn the meeting from time to time, without notice other than
announcement at the meeting, until a quorum shall be present.

      Section 3.09. Committees. The Board of Directors may, by resolution passed by a majority of
the Directors then in office, designate one or more committees, each committee to consist of one or
more of the Directors of the Corporation, which to the extent provided in such resolution or these
Bylaws shall have and may exercise the powers of the Board of Directors in the management and
affairs of the Corporation except as otherwise limited by the DGCL. The Board of Directors may
designate one or more Directors as alternate members of any committee, who may replace any absent
or disqualified member at any meeting of the committee. In the absence or disqualification of a
member of a committee, the member or members of the committee present at any meeting and not
disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint
another member of the Board of Directors to act at the meeting in the place of any such absent or
disqualified member. Any such committee, to the extent provided in the resolution of the Board of
Directors and subject to the provisions of the DGCL, shall have any may exercise all of the powers and
authority of the Board of Directors in the management of the business and affairs of the Corporation
and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each
such committee shall keep minutes and make such reports as the Board of
Directors may from time to
time request. Except as the Board of Directors may otherwise determine, any committee may make
rules for the conduct of its business, but unless otherwise provided by the
Directors or in such rules, its
business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for
the Board of Directors. Such committee or committees shall have such name or names as may be
determined from time to time by resolution adopted by the Board of Directors.

      Section 3.10. Communications Equipment. Members of the Board of
Directors or any
committee designated by the Board, may participate in and act at any meeting of such Board of
Directors or committee thereof through the use of a conference telephone or other communications
equipment by means of which all persons participating in the meeting can hear each other, and
participation in the meeting pursuant to this Section 3.10 shall constitute presence in person at the
meeting.

      Section 3.11. Waiver of Notice and Presumption of Assent. Notice of a
meeting of the Board of
Directors or any committee thereof need not be given to any Director or committee member who signs
a waiver of notice either before, at, or after the meeting. Any member of the
Board of Directors or any
committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of
such meeting except when such member attends for the express purpose of objecting at the beginning
of the meeting to the transaction of any business because the meeting is not lawfully called or
convened. Such director of the Corporation who is present at a meeting of its
Board of Directors or a
committee of the Board of Directors when corporate action is taken is deemed to have assented to the
action taken unless the director objects at the beginning of the meeting (or promptly upon his or her
arrival) to holding it or transacting specified business at the meeting; or
votes against or abstains from
the action taken.

      Section 3.12. Action at Meeting. At any meeting of the Board of
Directors at which a quorum is
present, the vote of a majority of those Directors present shall be sufficient to take any action, unless a
different vote is specified by law, the Certificate of Incorporation or these
Bylaws.

      Section 3.13.  Action by Written Consent. Any action required or permitted to be taken at any
meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all
members of the Board of Directors or committee thereof, as the case may be, consent thereto in writing
or by electronic transmission, and the writing(s) or electronic transmissions are filed with the minutes of
proceedings of the Board of Directors or committee thereof. Such filing shall be in paper form if the
minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in
electronic form. Any person (whether or not then a director) may provide, whether through instruction to
an agent or otherwise, that a consent to action will be effective at a future time (including a time
determined upon the happening of an event), no later than 60 days after such instruction is given or such
provision is made and such consent shall be deemed to have been given for purposes of this subsection at
such effective time so long as such person is then a director and did not revoke the consent prior to such
time. Any such consent shall be revocable prior to its becoming effective.

      Section 3.14.  Compensation of Directors.  Directors may be paid such compensation for their
services and such reimbursement for expenses of attendance at meetings as the
Board of Directors may
from time to time determine. No such payment shall preclude any director from serving the Corporation
or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such
service.

ARTICLE IV
OFFICERS
      Section 4.01. Number. The officers of the Corporation shall be elected by the Board of
Directors and shall consist of a Chief Executive Officer, Managing Director
Legal and Project Finance,
Managing Director Global Operations, a Secretary, a Treasurer, and such other officers with such other
titles as the Board of Directors shall determine. Any number of offices may be held by the same
person. In its discretion, the Board of Directors may choose not to fill any office for any period as it
may deem advisable. No officer needs to be a shareholder.

      Section 4.02.  Election and Term of Office. The officers of the
Corporation shall be elected
annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or
as soon thereafter as conveniently may be. The Board of Directors shall appoint other officers to serve
for such terms it deems desirable. Each officer shall hold office until such officer's successor is duly
elected and qualified (unless a different term is specified in the vote appointing him or her) or until
such officer's earlier death, resignation or removal as hereinafter provided.
Other officers may be
appointed by the Board of Directors at any meeting.

      Section 4.03. Removal and Resignation. Any officer may be removed, at any time, with or
without cause, by a vote of a majority of the entire number of Directors then in office.  Any officer may
resign by delivering his or her written resignation to the Corporation at its principal office or to the
Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some
other time or upon the happening of some other event. Except as the Board of
Directors may otherwise
determine, no officer who resigns or is removed shall have any right to any compensation as an officer
for any period following his resignation or removal, or any right to damages on account of such
removal, unless such compensation is expressly provided in a duly authorized written agreement with
the Corporation.

      Section 4.04. Vacancies. The Board of Directors may fill any vacancy occurring in any office
for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices
other than those of Chief Executive Officer, Treasurer and Secretary. Each
such successor shall hold
office for the unexpired term of his or her predecessor and until his or her successor is elected and
qualified, or until his or her earlier death, resignation or removal.

      Section 4.05. Compensation. Compensation of all officers shall be fixed by the Board of
Directors or a subset or committee thereof designated by the Board of
Directors as having
responsibility for compensation of officers, and no officer shall be prevented from receiving such
compensation by virtue of his or her also being a director of the
Corporation.

      Section 4.06. The Chairman of the Board. The Chairman of the Board,
which shall initially be
Frederick L. Whitaker, shall be a member of the Board of Directors and, if present, shall preside at
each meeting of the Board of Directors or stockholders. He or she shall advise the Chief Executive
Officer, and in the Chief Executive Officer's absence, other officers of the
Corporation, and shall
perform such other duties as may from time to time be assigned to him or her by the Board of
Directors.

      Section 4.07. The Chief Executive Officer. In the absence of the
Chairman of the Board or if a
Chairman of the Board shall have not been elected, the Chief Executive
Officer (i) shall preside at all
meetings of the stockholders and Board of Directors at which he or she is present (if the Chief
Executive Officer is also a Director); (ii) subject to the powers of the
Board of Directors, shall have
general charge of the business, affairs and property of the Corporation, and control over its officers,
agents and employees; and (iii) shall see that all orders and resolutions of the Board of Directors are
carried into effect. The Chief Executive Officer shall have such other powers and perform such other
duties as may be prescribed by the Board of Directors or as may be provided in these Bylaws.
      Section 4.08. Vice Presidents. The Vice President, if any, or if there shall be more than one, the
Vice Presidents in the order determined by the Board of Directors shall, in the absence or disability of
the Chief Executive Officer, act with all of the powers and be subject to all the restrictions of the Chief
Executive Officer. The Vice President(s) shall also perform such other duties and have such other
powers as the Board of Directors, the Chief Executive Officer or these Bylaws may, from time to time,
prescribe.

      Section 4.09. The Secretary and Assistant Secretaries. The Secretary
shall attend all meetings of
the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and
record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the
Chief Executive Officer's supervision, the Secretary (i) shall give, or cause to be given, all notices
required to be given by these Bylaws or by applicable law; (ii) shall have such powers and perform
such duties as the Board of Directors, the Chief Executive Officer or these
Bylaws may, from time to
time, prescribe; and (iii) shall have custody of the corporate seal of the
Corporation, if any.

 The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any
instrument requiring it and when so affixed, it may be attested by his or her signature or by the
signature of such Assistant Secretary. The Board of Directors may give general authority to any other
officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The
Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by
the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and
exercise the powers of the Secretary and shall perform such other duties and have such other powers as
the Board of Directors, the President, or Secretary may, from time to time, prescribe.

 In the absence of a Secretary or Assistant Secretary, at any meeting of stockholders or Directors,
the person presiding at the meeting shall designate a temporary secretary to keep a record of the
meeting.

      Section 4.10. The Treasurer and Assistant Treasurers. The Treasurer (i)
shall have the custody
of the corporate funds and securities; (ii) shall keep full and accurate accounts of receipts and
disbursements in books belonging to the Corporation; (iii) shall deposit all monies and other valuable
effects in the name and to the credit of the Corporation as may be ordered by the Board of Directors;
(iv) shall cause the funds of the Corporation to be disbursed when such disbursements have been duly
authorized, taking proper vouchers for such disbursements; (v) shall render to the Chief Executive
Officer and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an
account of the Corporation; and (vi) shall have such powers and perform such duties as the Board of
Directors, the Chief Executive Officer or these Bylaws may, from time to time, prescribe. The Assistant
Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the
Board of Directors, shall in the absence or disability of the Treasurer, perform the duties and exercise
the powers of the Treasurer. The Assistant Treasurers shall perform such other duties and have such
other powers as the Board of Directors, the Chief Executive Officer or
Treasurer may, from time to
time, prescribe.

      Section 4.11. Other Officers, Assistant Officers and Agents. Officers,
assistant officers and
agents, if any, other than those whose duties are provided for in these
Bylaws, shall have such authority
and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

      Section 4.12, Absence or Disability of Officers. In the case of the absence or disability of any
officer of the Corporation and of any person hereby authorized to act in such officer's place during
such officer's absence or disability, the Board of Directors may by resolution delegate the powers and
duties of such officer to any other officer or to any director, or to any other person whom it may select.

      Section 4.13. Salaries.  Officers of the Corporation shall be entitled to such salaries,
compensation or reimbursement as shall be fixed or allowed from time to time by the Board of
Directors.

ARTICLE V

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

      Section 5.01. Nature of Indemnity. Each person who was or is made a party or is or was
threatened to be made a party to or is or was otherwise involved (including involvement as a witness) in
any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a
"proceeding"), by reason of the fact that he or she (or a person of whom he or she is the legal
representative), is or was a Director, officer, or fiduciary of the
Corporation or, while a Director,
officer, or fiduciary of the Corporation, is or was serving at the request of the Corporation as a Director,
officer, fiduciary, employee, or agent of another corporation or of a partnership, joint venture, trust or
other enterprise, including service with respect to employee benefit plans, whether the basis of such
proceeding is alleged action in an official capacity as a Director, officer, or fiduciary or in any other
capacity while serving as a Director, officer, fiduciary, employee, or agent, shall be indemnified and
held harmless by the Corporation to the fullest extent which it is empowered to do so by the DGCL
(but, in the case of an amendment of the DGCL, only to the extent that such amendment permits the
Corporation to provide broader indemnification rights than said law permitted the Corporation to
provide prior to such amendment) against all expense, liability and loss
(including attorneys' fees,
judgments, fines, excise taxes or penalties arising under the Employee
Retirement Income Security Act
of 1974) actually and reasonably incurred or suffered by such person in connection with such
proceeding and such indemnification shall continue to such person who has ceased to be a Director,
officer, or fiduciary and shall inure to the benefit of his or her heirs, executors and administrators;
provided, however, that, except as provided in Section 5.02 of these Bylaws, the Corporation shall
indemnify any such person seeking indemnification in connection with a proceeding (or part thereof)
initiated by such person only if such proceeding (or part thereof) was authorized at any time or from
time to time by the Board of Directors of the Corporation. The foregoing proviso shall not apply (i) to
counterclaims or affirmative defenses asserted by a person seeking indemnification in an action brought
against such person or (ii) to any proceeding brought by a person seeking indemnification or payment
under any directors' and officers' liability insurance covering such person or seeking enforcement of
such person's rights to indemnification under this Article V. The right to indemnification conferred in
this Article V shall be a contract right and, subject to Sections 5.01 and
5.06 of these Bylaws, shall
include the right to payment by the Corporation of the expenses incurred in defending any such
proceeding in advance of its final disposition. The Corporation may, by action of the Board of
Directors, provide indemnification to employees and agents of the Corporation with the same scope and
effect as the foregoing indemnification of directors and officers.

      Section 5.02. Limitation of Director Liability. To the fullest extent permitted by the DGCL, as
the same exists or may hereafter be amended, a Director of the Corporation shall not be personally
liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a
Director, except for any liability imposed by law (as in effect from time to time) (i) for any breach of
the Director's duty of loyalty to the Corporation or its stockholders, (ii)
for any act or omission not in
good faith or which involved intentional misconduct of a knowing violation of law, (iii) under Section
174 of the DGCL or (iv) for any transaction from which the Director derived an improper personal
benefit.

      Section 5.03. Right of Claimant to Bring Suit. If a claim under Section
5.01 of these Bylaws is
not paid in full by the Corporation within thirty (30) days after a written claim has been received by the
Corporation, the claimant may at any time thereafter bring suit against the
Corporation to recover the
unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be
paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an
action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its
final disposition where the required undertaking, if any is required, has been tendered to the
Corporation) that the claimant has not met the standards of conduct which make it permissible under
the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of
proving such defense shall be on the Corporation. Neither the failure of the
Corporation (including its
Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior
to the commencement of such action that indemnification of the claimant is proper in the circumstances
because he or she has met the applicable standard of conduct set forth in the
DGCL, nor an actual
determination by the Corporation (including its Board, independent legal counsel, or its stockholders)
that the claimant has not met such applicable standard of conduct, shall be a defense to the action or
create a presumption that the claimant has not met the applicable standard of conduct.

      Section 5.04. Nonexclusivity of Article V. The rights to
indemnification and the payment of
expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article
V shall not be exclusive of any other right which any person may have or hereafter acquire under any
statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or
disinterested directors or otherwise.

      Section 5.05. Insurance. The Corporation may maintain insurance, at its expense, to protect
itself and any Director, officer, employee or agent of the Corporation or another corporation,
partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or
not the Corporation would have the power to indemnify such person against such expense, liability or
loss under the DGCL.

      Section 5.06. Expenses. Expenses incurred by any person described in
Section 5.01 or these
Bylaws in defending a proceeding shall be paid by the Corporation in advance of such proceeding's
final disposition unless otherwise determined by the Board of Directors in the specific case upon
receipt of an undertaking by or on behalf of the relevant director or officer to repay such amount if it
shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Such
expenses incurred by other employees and agents may be so paid upon such terms and conditions, if
any, as the Board of Directors deems appropriate.
      Section 5.07. Service for Subsidiaries. Any person serving as a
Director, officer, employee or
agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at
least fifty percent (50%) of whose equity interests are owned by the
Corporation shall be conclusively
presumed to be serving in such capacity at the request of the Corporation.

      Section 5.08. Employees and Agents. Persons who are not covered by the foregoing provisions
of this Article V and who are or were employees or agents of the Corporation, or who are or were
serving at the request of the Corporation as employees or agents of another corporation, partnership,
joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from
time to time by the Board of Directors.

      Section 5.09 Contract Rights. The provisions of this Article V shall be deemed to be a contract
right between the Corporation and each Director, officer, or fiduciary who serves in any such capacity
at any time while this Article V and the relevant provisions of the DGCL or other applicable law are in
effect, and such rights shall continue as to a Director, officer, or fiduciary who has ceased to be a
Director, officer, or fiduciary and shall inure to the benefit of such
Director's, officer's, or fiduciary's
heirs, executors and administrators. Any repeal or modification of this
Article V or any such law that
adversely affects any right of any Director, officer, or fiduciary or former director, officer, or fiduciary
shall be prospective only and shall not affect any rights or obligations then existing with respect to any
state of facts or proceeding then existing.

      Section 5.10. Merger or Consolidation. For purposes of this Article V, references to "the
Corporation" shall include, in addition to the resulting corporation, any constituent corporation
(including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate
existence had continued, would have had power and authority to indemnify its directors, officers, and
employees or agents, so that any person who is or was a director, officer, employee or agent of such
constituent corporation, or is or was serving at the request of such constituent corporation as a director,
officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise,
shall stand in the same position under this Article V with respect to the resulting or surviving
corporation as he or she would have with respect to such constituent corporation if its separate
existence had continued.

      Section 5.11. Certificate of Incorporation. Any discrepancies in the indemnification provisions
in these Bylaws and the Certificate of Incorporation shall be determined in favor of the language of the
Certificate of Incorporation.

ARTICLE VI
 CERTIFICATES OF STOCK
      Section 6.01. Issuance of Stock; Additional Shares of Stock. Unless
otherwise voted by the
stockholders and subject to the provisions of the Certificate of
Incorporation, the whole or any part of
any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any
unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued,
sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such
consideration, and on such terms as the Board of Directors may determine. The
Board of Directors
may, at any time and from time to time, if all of the shares of capital stock which the Corporation is
authorized by its Certificate of Incorporation to issue have not been issued, subscribed for, or otherwise
committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the
amount authorized in its Certificate of Incorporation.

      Section 6.02. Form. Every holder of stock of the Corporation shall be entitled to have a
certificate, in such form as may be prescribed by law and by the Board of
Directors, certifying the
number and class of shares owned by him or her in the Corporation.
Certificates representing shares in
the Corporation shall be signed (either manually or by facsimile) by, or in the name of the Corporation
by, the Chairman of the Board of Directors, Chief Executive Officer or Vice
President, and by the
Secretary or an Assistant Secretary, or the Treasurer or an Assistant
Treasurer, of the Corporation, and
may be sealed with the seal of the Corporation or a facsimile thereof.

      A certificate that has been signed by an officer or officers who later ceases to be such officer
shall be valid. Each certificate representing shares shall state upon the face thereof the name of the
Corporation; that the Corporation is organized under the laws of the State of
Delaware; the name of the
person or persons to whom issued; the number and class of shares, and the designation of the series, if
any, which such certificate represents.

      If the Corporation is authorized to issue different classes of shares or different series within a
class, the powers, designations, relative rights, preferences, and limitations applicable to each class and
the variations in rights, preferences, and limitations determined for each series (and the authority of the
Board of Directors to determine variations for future series) must be summarized on the front or back of
each certificate representing shares of such class or series of stock;
alternatively, each certificate may
state conspicuously on its front or back that the Corporation will furnish the stockholder a full statement
of this information on request and without charge.

      Each certificate for shares of stock that is subject to any restriction on transfer pursuant to the
Certificate of Incorporation, bylaws, applicable securities laws or any agreement among any number of
shareholders, or among such holders and the Corporation, shall have conspicuously noted on the face or
back of the certificate either the full text of the restriction or a statement of the existence of such
restriction.

      Section 6.03. Transfer of Shares. Except as otherwise established by rules and regulations
adopted by the Board of Directors, and subject to applicable law, transfers of shares of stock of the
Corporation shall be made only on the stock transfer books of the Corporation by the holder of such
shares in person or by such person's attorney duly authorized in writing, and
(a) in the case of
certificated shares of stock, only after the surrender to the Corporation of the certificates representing
such shares, and (b) in case of uncertificated shares of stock, upon receipt of proper transfer
instructions form the registered holders of the shares or by such person's attorney duly authorized in
writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form
as determined by the Corporation from time to time. Except as provided under applicable law, the
person in whose name shares stand on the books of the Corporation shall be deemed by the
Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to
recognize any equitable or other claim to, or interest in, such shares on the part of any other person,
whether or not it shall have express or other notice thereof.

      Section 6.03. Record Date. For purposes of fixing the record date in order to determine the
stockholders entitled to notice of a stockholders' meeting, to demand a special meeting, to vote, or to
take any other action, the Board of Directors may fix the record date, provided, however, that such
record date may not be more than sixty (60) days nor less than ten (1) days before the meeting or
action requiring a determination of stockholders. A determination of stockholders entitled to notice of
or to vote at a stockholders' meeting is effective for any adjournment of the meeting unless the Board
of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than
one hundred twenty (120) days after the date fixed for the original meeting.
 If no record date is fixed, the record date for determining stockholders entitled to notice of or to
vote at a meeting of stockholders shall be at the close of business on the day before the day on which
notice is given, or, if notice is waived, at the close of business on the day before the day on which the
meeting is held. The record date for determining stockholders entitled to express consent to corporate
action in writing without a meeting, when no prior action by the Board of
Directors is necessary, shall
be the day on which the first written consent is properly delivered to the corporation. The record date
for determining stockholders for any other purpose shall be at the close of business on the day on which
the Board of Directors adopts the resolution relating to such purpose.
      Section 6.04. Lost, Stolen, or Destroyed Certificates. The Corporation
shall issue a new stock
certificate in the place of any certificate previously issued if the holder of record of the certificate (a)
makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue
of a new certificate before the Corporation has notice that the certificate has been acquired by a
purchaser for value in good faith and without notice of any adverse claim;
(c) at the discretion of the
Board of Directors, gives bond in such form as the Corporation may direct, to indemnify the
Corporation, the transfer agent, and registrar against any claim that may be made on account of the
alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements
imposed by the Corporation.

ARTICLE VI
GENERAL
PROVISIONS
      Section 7.01. Books and Records. This Corporation shall maintain accurate accounting records,
and shall keep as permanent records minutes of all meetings of its stockholders and Board of Directors,
a record of all actions taken by the stockholders or Board of Directors without a meeting, and a record
of all actions taken by a committee of the Board of Directors in place of the
Board of Directors on
behalf of the Corporation. The Corporation or its agent shall maintain a record of its stockholders in a
form that permits preparation of a list of the names and addresses of all stockholders in alphabetical
order by class of shares showing the number and series of shares held by each. The records shall be
maintained in written form or in any other form capable of being converted into written form within a
reasonable time.

      Section 7.02.  Dividends. The Board of Directors of the Corporation
may, from time to time,
declare and the Corporation may pay dividends on its shares in cash, property or its own shares, to the
full extent permitted by law.

      Section 7.03. Amendments. These Bylaws may be altered, amended, or repealed at any meeting
of the Board of Directors or of the stockholders, provided notice of the proposed change was given in
the notice of the meeting and, in the case of a meeting of the Board of
Directors, in a notice given not
less than two (2) days prior to the meeting.

      Section 7.04. Fiscal Year. Except as from time to time otherwise designated by the Board of
Directors, the fiscal year of the corporation shall begin on the first day of
January in each year and end
on the last day of December in each year.

             Section 7.05. Corporate Seal. The corporate seal shall be in such form as shall be approved by the
Board of Directors.

             Section 7.06. Waiver of Notice. Whenever any notice whatsoever is required to be given by law,
by the Certificate of Incorporation or by these By-laws, a waiver of such notice either in writing signed
by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, cable or
any other available method, whether before, at or after the time stated in such waiver, or the appearance
of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such
notice.

            Section 7.07. Voting of Securities. Except as the directors may otherwise designate, the Chief
Executive Officer or Treasurer may waive notice of, and act as, or appoint any person or persons to act
as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting
of stockholders or shareholders of any other corporation or organization, the securities of which may be
held by this corporation.

            Section 7.08. Evidence of Authority. A certificate by the
Secretary, or an Assistant Secretary, or
a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer
or representative of the corporation shall as to all persons who rely on the certificate in good faith be
conclusive evidence of such action.

1